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Exhibit 21.1

List of Subsidiaries of Cowen Group, Inc.
(as of December 31, 2010)

Name of Subsidiary	Jurisdiction
Cowen Alternative Investments, LLC	Delaware
Cowen and Company, LLC	Delaware
Cowen Capital Partners II, LLC	Delaware
Cowen Healthcare Royalty Management, LLC	Delaware
Cowen Holdings, Inc.	Delaware
Cowen International Limited	England and Wales
Cowen Latitude Advisors Limited	Hong Kong
Cowen Latitude Asia Limited	Hong Kong
Cowen Latitude Capital Group, LLC	Delaware
Cowen Latitude China Holdings Limited	Hong Kong
Cowen Latitude Investment Consulting Co., Ltd.	China
Cowen Overseas Investment LP	Cayman Islands
Cowen Services Company, LLC	Delaware
October LLC	Delaware
Ramius Advisors, LLC	Delaware
Ramius Alternative Solutions LLC	Delaware
Ramius Asia LLC	Delaware
Ramius Asia Ltd.	Cayman Islands
Ramius Japan Ltd.	Cayman Islands
Ramius LLC	Delaware
Ramius Optimum Investments LLC	Delaware
Ramius Securities LLC	Delaware
Ramius Structured Credit Group LLC	Delaware
Ramius Structured Credit Services LLC	Delaware
Ramius Trading Strategies GP LLC	Delaware
Ramius Trading Strategies LLC	Delaware
Ramius UK Ltd.	England and Wales
Ramius Value and Opportunity Advisors LLC	Delaware
RCG LV Pearl, LLC	Delaware
RCG RE Manager, LLC	Delaware

QuickLinks

  Exhibit 21.1
List of Subsidiaries of Cowen Group, Inc. (as of December 31, 2010)